n e w s r e l e a s e	Exhibit 99.1 Humana Inc. 500 West Main Street P.O. Box 1438 Louisville, KY 40202 http://www.humana.com
FOR MORE INFORMATION CONTACT:

Lisa Stoner Humana Investor Relations (502) 580-2652 e-mail: LStamper@humana.com
Mark Taylor
Humana Corporate Communications
(317) 753-0345
e-mail: MTaylor108@humana.com

Humana Reports First Quarter 2023 Financial Results;
Raises Full Year 2023 Financial Guidance

•Reports 1Q23 earnings per share (EPS) of $9.87 on a GAAP basis, Adjusted EPS of $9.38, with strong 1Q23 performance underpinned by robust membership growth and favorable inpatient utilization trends in the individual Medicare Advantage business
•Increases FY 2023 EPS guidance to 'at least $27.88' on a GAAP basis; 'at least $28.25' on an Adjusted basis
•Affirms strong 2023 individual Medicare Advantage membership growth of 'at least 775,000', or 17.0 percent growth over FY 2022 ending membership, meaningfully higher than industry growth

LOUISVILLE, KY (April 26, 2023) – Humana Inc. (NYSE: HUM) today reported consolidated pretax results and net earnings per share (EPS) for the quarter ended March 31, 2023 (1Q23) versus the quarter ended March 31, 2022 (1Q22) as noted in the tables below.

Consolidated income before income taxes and equity in net earnings (pretax results) In millions	1Q23 (a)	1Q22 (b)
Generally Accepted Accounting Principles (GAAP)	$1,614	$1,220
Amortization associated with identifiable intangibles	18	19
Put/call valuation adjustments associated with company's non-consolidating minority interest investments	53	(21)
Transaction and integration costs	(51)	17
Change in fair market value of publicly-traded equity securities	(1)	109
Impact of exit of employer group commercial medical products business	(81)	(37)
Adjusted (non-GAAP)	$1,552	$1,307

Net earnings per share (EPS)	1Q23 (a)	1Q22 (b)
GAAP	$9.87	$7.29
Amortization associated with identifiable intangibles	0.14	0.15
Put/call valuation adjustments associated with company's non-consolidating minority interest investments	0.42	(0.16)
Transaction and integration costs	(0.41)	0.13
Change in fair market value of publicly-traded equity securities	(0.01)	0.85
Impact of exit of employer group commercial medical products business	(0.64)	(0.29)
Tax impact of non-GAAP adjustments	0.01	(0.16)
Adjusted (non-GAAP)	$9.38	$7.81
For comparative purposes, the 1Q22 reconciliations noted in the preceding tables have been recast to exclude the impact of the exit of the employer group commercial medical products business as announced by Humana on February 23, 2023. Additionally, 1Q22 per share impacts have been recast to disclose the pretax per share impact of each adjustment, followed by a cumulative tax impact.

"We’ve had a strong start to the year, with our outperformance underpinned by strong membership growth and favorable inpatient utilization trends in our individual Medicare Advantage business. The strength of our results enabled us to raise our full year 2023 Adjusted EPS by $0.25 to ‘at least $28.25’,” said Bruce D. Broussard, Humana’s President and Chief Executive Officer. "Complementing our strong financial results is our progress in advancing our strategy and growing our core businesses, including our industry-leading individual Medicare Advantage growth now projected at 17 percent for 2023, our continued organic growth in Medicaid, our recent Tricare contract award, and the continued expansion of our CenterWell assets in primary care, home health, and pharmacy. All in, we are pleased with the solid start, which reflects our company's strong fundamentals and positions us well for meeting our mid-term Adjusted EPS target of $37 in 2025."

Please refer to the tables above, as well as the consolidated and segment highlight sections in the detailed earnings release for additional discussion of the factors impacting the year-over-comparisons.
In addition, a summary of key consolidated and segment statistics comparing 1Q23 to 1Q22 follows.

Prior period segment financial information has been recast to conform to Humana's recently revised segment presentation, as disclosed as part of the company's fourth quarter 2022 earnings press release dated February 1, 2023. Additionally, 1Q22 Adjusted metrics have also been recast to exclude the impact of the exit of the employer group commercial medical products business as announced by Humana on February 23, 2023.

Humana Inc. Summary of Results (in millions, except per share amounts and percentages)	1Q23 (a)	1Q22 (b)
CONSOLIDATED
Revenues	$26,742	$23,970
Revenues - Adjusted (non-GAAP)	$25,652	$22,862
Pretax results	$1,614	$1,220
Pretax results - Adjusted (non-GAAP)	$1,552	$1,307
EPS	$9.87	$7.29
EPS - Adjusted (non-GAAP)	$9.38	$7.81
Benefits expense ratio	85.5%	86.4%
Benefits expense ratio - Adjusted (non-GAAP)	85.9%	86.6%
Operating cost ratio	11.2%	12.0%
Operating cost ratio - Adjusted (non-GAAP)	10.9%	11.7%
Operating cash flows	$6,687	$302
Operating cash flows - Adjusted (non-GAAP) (c)	$38	$302
Parent company cash and short term investments	$909	$1,096
Debt-to-total capitalization	41.1%	45.8%
Days in claims payable	41.2	43.0

INSURANCE SEGMENT
Revenues	$25,903	$22,967
Revenues - Adjusted (non-GAAP)	$24,814	$21,750
Benefits expense ratio	86.1%	86.9%
Benefits expense ratio - Adjusted (non-GAAP)	86.4%	87.1%
Operating cost ratio	9.4%	9.1%
Operating cost ratio - Adjusted (non-GAAP)	9.0%	8.6%
Income from operations	$1,327	$996
Income from operations - Adjusted (non-GAAP)	$1,252	$964

CENTERWELL SEGMENT
Revenues	$4,505	$4,365
Operating cost ratio	91.6%	90.5%
Income from operations	$330	$370
Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) (non-GAAP) (d)	$379	$417

2023 Earnings Guidance
Humana raised its GAAP and Adjusted EPS guidance for the year ending December 31, 2023 (FY 2023). The company now expects FY 2023 GAAP to be 'at least $27.88', while Adjusted EPS is expected to be 'at least $28.25'.

Diluted earnings per common share	FY 2023 Guidance (e)	FY 2022
GAAP	at least $27.88	$22.08
Amortization of identifiable intangibles	0.50	0.64
Put/call valuation adjustments associated with company's non-consolidating minority interest investments	0.42	0.53
Transaction and integration costs	(0.41)	0.83
Change in fair market value of publicly-traded equity securities	(0.01)	0.97
Impact of exit of employer group commercial medical products business	0.13	0.84
Charges associated with productivity initiatives related to the previously disclosed $1 billion value creation plan	—	3.72
Net gain on the sale of Kindred at Home's (KAH) Hospice and Personal Care divisions (KAH Hospice)	—	(1.86)
Tax impact of non-GAAP adjustments	(0.26)	(1.87)
Adjusted (non-GAAP) – FY 2023 projected; FY 2022 reported	at least $28.25	$25.88
For comparative purposes, the FY 2022 reconciliation noted in the preceding table has been recast to exclude the impact of the exit of the employer group commercial medical products business as announced by Humana on February 23, 2023.
Detailed Press Release
Humana’s full earnings press release, including the statistical pages, has been posted to the company’s Investor Relations site and may be accessed at https://humana.gcs-web.com/ or via a current report on Form 8-K filed by the company with the Securities and Exchange Commission this morning (available at www.sec.gov or on the company’s website).
Conference Call
Humana will host a conference call at 9:00 a.m. Eastern time today to discuss its financial results for the quarter and the company’s expectations for future earnings.
To participate via phone, please register in advance at this link - https://register.vevent.com/register/BIc7c588dd42e347548ee61cef2eed499d.

Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number and a unique registrant ID that can be used to access the call. A webcast of the 1Q23 earnings call may also be accessed via Humana’s Investor Relations page at humana.com. The company suggests participants for both the conference call and those listening via the web dial in or sign on at least 15 minutes in advance of the call.
For those unable to participate in the live event, the archive will be available in the Historical Webcasts and Presentations section of the Investor Relations page at humana.com, approximately two hours following the live webcast.

Footnotes
The company has included financial measures throughout this earnings release that are not in accordance with GAAP. Management believes that these measures, when presented in conjunction with the comparable GAAP measures, are useful to both management and its investors in analyzing the company’s ongoing business and operating performance. Consequently, management uses these non-GAAP (Adjusted) financial measures as indicators of the company’s business performance, as well as for operational planning and decision making purposes. Non-GAAP (Adjusted) financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. All financial measures in this press release are in accordance with GAAP unless otherwise indicated. Please refer to the footnotes for a detailed description of each item adjusted out of GAAP financial measures to arrive at a non-GAAP (Adjusted) financial measure.

(a) 1Q23 Adjusted results exclude the following:
•Amortization expense for identifiable intangibles - GAAP measures affected in this release include consolidated pretax results, EPS, and segment income from operations (including amortization expense of $6 million in the Insurance segment and $12 million in the CenterWell segment).
•Put/call valuation adjustments associated with Humana’s non-consolidating minority interest investments - GAAP measures affected include consolidated pretax results and EPS.
•Transaction and integration costs - GAAP measures affected include consolidated pretax results, EPS, and the consolidated operating cost ratio. See Operating cost ratio reconciliation below for respective period.
•Change in fair market value of publicly-traded equity securities - GAAP measures affected include consolidated pretax results, EPS, and consolidated revenues. See Consolidated revenues reconciliation below for respective period.
•Impact of exit of employer group commercial medical products business - GAAP measures affected include consolidated pretax results, EPS, consolidated revenues, consolidated benefit expense ratio, consolidated operating cost ratio, Insurance segment revenues, Insurance segment benefit expense ratio, Insurance segment operating cost ratio, and Insurance segment income from operations.
•Cumulative net tax benefit of adjustments - EPS is the only GAAP measure affected.

REVENUES

Revenues - CONSOLIDATED (in millions)	1Q23 (a)	1Q22 (b)
GAAP	$26,742	$23,970
Change in fair market value of publicly-traded equity securities	(1)	109
Impact of exit of employer group commercial medical products business	(1,089)	(1,217)
Adjusted (non-GAAP)	$25,652	$22,862

Revenues - INSURANCE SEGMENT (in millions)	1Q23 (a)	1Q22 (b)
GAAP	$25,903	$22,967
Impact of exit of employer group commercial medical products business	(1,089)	(1,217)
Adjusted (non-GAAP)	$24,814	$21,750

BENEFIT EXPENSE RATIO

Benefit expense ratio - CONSOLIDATED	1Q23 (a)	1Q22 (b)
GAAP	85.5%	86.4%
Impact of exit of employer group commercial medical products business	0.4%	0.2%
Adjusted (non-GAAP)	85.9%	86.6%

Benefit expense ratio - INSURANCE SEGMENT	1Q23 (a)	1Q22 (b)
GAAP	86.1%	86.9%
Impact of exit of employer group commercial medical products business	0.3%	0.2%
Adjusted (non-GAAP)	86.4%	87.1%

OPERATING COST RATIO

Operating cost ratio - CONSOLIDATED	1Q23 (a)	1Q22 (b)
GAAP	11.2%	12.0%
Transaction and integration costs	—%	—%
Impact of exit of employer group commercial medical products business	(0.3)%	(0.3)%
Adjusted (non-GAAP)	10.9%	11.7%

Operating cost ratio - INSURANCE SEGMENT	1Q23 (a)	1Q22 (b)
GAAP	9.4%	9.1%
Impact of exit of employer group commercial medical products business	(0.4)%	(0.5)%
Adjusted (non-GAAP)	9.0%	8.6%

INCOME FROM OPERATIONS

Income from operations - INSURANCE SEGMENT	1Q23 (a)	1Q22 (b)
GAAP	$1,327	$996
Amortization associated with identifiable intangibles	6	5
Impact of exit of employer group commercial medical products business	(81)	(37)
Adjusted (non-GAAP)	$1,252	$964

(b) 1Q22 Adjusted results exclude the following:
•Amortization expense for identifiable intangibles - GAAP measures affected include consolidated pretax results, EPS, and segment income from operations (including amortization expense of $5 million in the Insurance segment and $14 million in the CenterWell segment).
•Put/call valuation adjustments associated with Humana’s non-consolidating minority interest investments - GAAP measures affected include consolidated pretax results and EPS.
•Transaction and integration costs - GAAP measures affected include consolidated pretax results, EPS, and the consolidated operating cost ratio. See Operating cost ratio reconciliation above for respective period.
•Change in fair market value of publicly-traded equity securities - GAAP measures affected include consolidated pretax results, EPS, and consolidated revenues. See Consolidated revenues reconciliation above for respective period.
•Retrospectively restated the impact of exit of employer group commercial medical products business - GAAP measures affected include consolidated pretax results, EPS, consolidated revenues, consolidated benefit expense ratio, consolidated operating cost ratio, Insurance segment revenues, Insurance segment benefit expense ratio, Insurance segment operating cost ratio, and Insurance segment income from operations.
•Cumulative net tax benefit of adjustments - EPS is the only GAAP measure affected.

(c) Generally, when the first day of a month falls on a weekend of holiday, with the exception of January 1 (New Year's Day), the company receives its monthly Medicare premium payment from CMS on the last business day of the previous month. On a GAAP basis, this can result in certain quarterly cash flows from operations including more or less than three monthly payments.
Consequently, when this occurs, the company reports Adjusted cash flows from operations to reflect three payments in each quarter to match the related expenses.

Net cash from operating activities (in millions)	1Q23	1Q22
GAAP	$6,687	$302
Timing of premium payment from CMS	(6,649)	—
Adjusted (non-GAAP)	$38	$302

d) The CenterWell segment Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) includes the segment's income from operations with adjustments to add back depreciation and amortization expense, interest expense, and income taxes. Prior year presentation has been recast to conform to current year presentation.

CenterWell segment Adjusted EBITDA (in millions)	1Q23	1Q22
Income from operations	$330	$370
Depreciation and amortization expense	49	47
Adjusted EBITDA (non-GAAP)	$379	$417

(e) FY 2023 projected Adjusted results exclude the following:
•FY 2023 GAAP EPS excludes the 1Q23 impact of fair value changes of the put/call options associated with Humana's non-consolidating minority interest investments as future value changes can not be estimated.
•The fair value of publicly traded securities, their impact on GAAP EPS, and the related non-GAAP adjustment will fluctuate depending on the public trading value of the stock. The guidance set forth herein assumes no further change in the fair value of those investments, other than the 1Q23 adjustment.
•Transaction and integration costs reflect the impact of 1Q23 activity.

Cautionary Statement
This news release includes forward-looking statements regarding Humana within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:
•If Humana does not design and price its products properly and competitively, if the premiums Humana receives are insufficient to cover the cost of healthcare services delivered to its members, if the company is unable to implement clinical initiatives to provide a better healthcare experience for its members, lower costs and appropriately document the risk profile of its members, or if its estimates of benefits expense are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. The company continually reviews estimates of future payments relating to benefit expenses for services incurred in the current and prior periods and makes necessary adjustments to its reserves, including premium deficiency reserves, where appropriate. These estimates involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in claim payment patterns and medical cost trends. Accordingly, Humana's reserves may be insufficient.
•If Humana fails to effectively implement its operational and strategic initiatives, including its Medicare initiatives, which are of particular importance given the concentration of the company's revenues in these products, state-based contract strategy, the growth of its CenterWell business, and its integrated care delivery model, the company’s business may be materially adversely affected. In addition, there can be no assurances that the company will be successful in maintaining or improving its Star ratings in future years.
•If Humana fails to properly maintain the integrity of its data, to strategically maintain existing or implement new information systems, to protect Humana’s proprietary rights to its systems, or to defend against cyber-security attacks or prevent other privacy or data security incidents that result in security breaches that disrupt the company's operations or in the unintentional dissemination of sensitive personal information or proprietary or confidential information, the company’s business may be materially adversely affected.

•Humana is involved in various legal actions, or disputes that could lead to legal actions (such as, among other things, provider contract disputes and qui tam litigation brought by individuals on behalf of the government), governmental and internal investigations, and routine internal review of business processes any of which, if resolved unfavorably to the company, could result in substantial monetary damages or changes in its business practices. Increased litigation and negative publicity could also increase the company’s cost of doing business.
•As a government contractor, Humana is exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government healthcare programs including, among other things, loss of material government contracts; governmental audits and investigations; potential inadequacy of government determined payment rates; potential restrictions on profitability, including by comparison of profitability of the company’s Medicare Advantage business to non-Medicare Advantage business; or other changes in the governmental programs in which Humana participates. Changes to the risk-adjustment model utilized by CMS to adjust premiums paid to Medicare Advantage plans or retrospective recovery by CMS of previously paid premiums as a result of the final rule related to the risk adjustment data validation audit methodology published by CMS on January 30, 2023 (Final RADV Rule), which Humana believes fails to address adequately the statutory requirement of actuarial equivalence due to its failure to include a "Fee for Service Adjuster (FFS Adjuster)" could have a material adverse effect on the company's operating results, financial position and cash flows.
•Humana's business activities are subject to substantial government regulation. New laws or regulations, or legislative, judicial, or regulatory changes in existing laws or regulations or their manner of application could increase the company's cost of doing business and have a material adverse effect on Humana’s results of operations (including restricting revenue, enrollment and premium growth in certain products and market segments, restricting the company’s ability to expand into new markets, increasing the company’s medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products, lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible health insurance industry fee and other assessments); the company’s financial position (including the company’s ability to maintain the value of its goodwill); and the company’s cash flows.
•Humana’s failure to manage acquisitions, divestitures and other significant transactions successfully may have a material adverse effect on the company’s results of operations, financial position, and cash flows.
•If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.
•Humana faces significant competition in attracting and retaining talented employees. Further, managing succession for, and retention of, key executives is critical to the Company’s success, and its failure to do so could adversely affect the Company’s businesses, operating results and/or future performance.
•Humana’s pharmacy business is highly competitive and subjects it to regulations and supply chain risks in addition to those the company faces with its core health benefits businesses.
•Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.
•Humana’s ability to obtain funds from certain of its licensed subsidiaries is restricted by state insurance regulations.
•Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.
•The securities and credit markets may experience volatility and disruption, which may adversely affect Humana’s business.
•The spread of, and response to, the novel coronavirus, or COVID-19, underscores certain risks Humana faces, including those discussed above, and the ongoing, heightened uncertainty created by the pandemic precludes any prediction as to the ultimate adverse impact to Humana of COVID-19.

As the COVID-19 pandemic continues, the premiums the company charges may prove to be insufficient to cover the cost of health care services delivered to its members, each of which could be impacted by many factors, including the impacts that Humana has experienced, and may continue to experience, to its revenues due to limitations on its ability to implement clinical initiatives to manage health care costs and chronic conditions of its members, and appropriately document their risk profiles, as a result of the company’s members being unable or unwilling to see their providers due to actions taken to mitigate the spread of COVID-19; increased costs that may result from higher utilization rates of medical facilities and services and other increases in associated hospital and pharmaceutical costs; and shifts in the company’s premium and medical claims cost trends to reflect the demographic impact of higher mortality during the COVID-19 pandemic. In addition, Humana is offering, and has been mandated by legislative and regulatory action (including the Families First Act and CARES Act) to provide, certain expanded benefit coverage to its members, such as waiving, or reimbursing, certain costs for COVID-19 testing, vaccinations and treatment. These measures taken by Humana, or governmental action, to respond to the ongoing impact of COVID-19 (including further expansion or modification of the services delivered to its members, the adoption or modification of regulatory requirements associated with those services and the costs and challenges associated with ensuring timely compliance with such requirements), and the potential for widespread testing, treatments and the distribution and administration of COVID-19 vaccines, could adversely impact the company’s profitability.

The spread and impact of COVID-19 and additional variants, or actions taken to mitigate this spread, could have material and adverse effects on Humana’s ability to operate effectively, including as a result of the complete or partial closure of facilities or labor shortages. Disruptions in public and private infrastructure, including communications, availability of in-person sales and marketing channels, financial services and supply chains, could materially and adversely disrupt the company’s normal business operations. A significant subset of the company's and the company's third party providers' employee population are in a remote work environment in an effort to mitigate the spread of COVID-19, which may exacerbate certain risks to Humana’s business, including an increased demand for information technology resources, increased risk of phishing and other cybersecurity attacks, and increased risk of unauthorized dissemination of sensitive personal, proprietary, or confidential information. The continued COVID-19 pandemic has severely impacted global economic activity, including the businesses of some of Humana’s commercial customers, and caused significant volatility and negative pressure in the financial markets. In addition to disrupting Humana’s operations, these developments may adversely affect the timing of commercial customer premium collections and corresponding claim payments, the value of the company’s investment portfolio, or future liquidity needs.
The ongoing, heightened uncertainty created by the pandemic precludes any prediction as to the ultimate adverse impact to Humana of COVID-19. Humana is continuing to monitor the spread of COVID-19, changes to the company’s benefit coverages, and the ongoing costs and business impacts of dealing with COVID-19, including the potential costs and impacts associated with lifting or reimposing restrictions on movement and economic activity, the timing and degree in resumption of demand for deferred healthcare services, the pace of administration of COVID-19 vaccines and the effectiveness of those vaccines, and related risks. The magnitude and duration of the pandemic remain uncertain, and its impact on Humana’s business, results of operations, financial position, and cash flows could be material.
In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.
Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:
•Form 10-K for the year ended December 31, 2022; and
•Form 8-Ks filed during 2023.

About Humana
Humana Inc. (NYSE: HUM) is committed to helping our millions of medical and specialty members achieve their best health. Our successful history in care delivery and health plan administration is helping us create a new kind of integrated care with the power to improve health and well-being and lower costs. Our efforts are leading to a better quality of life for people with Medicare, families, individuals, military service personnel, and communities at large.
To accomplish that, we support physicians and other health care professionals as they work to deliver the right care in the right place for their patients, our members. Our range of clinical capabilities, resources and tools – such as in-home care, behavioral health, pharmacy services, data analytics and wellness solutions – combine to produce a simplified experience that makes health care easier to navigate and more effective.
More information regarding Humana is available to investors via the Investor Relations page of the company’s website at humana.com, including copies of:
•Annual reports to stockholders
•Securities and Exchange Commission filings
•Most recent investor conference presentations
•Quarterly earnings news releases and conference calls
•Calendar of events
•Corporate Governance information